中華人民共和國 - 採礦許可證 (正本)

中华人民共和国

采 矿 许 可 证

（正本）

证号：C3600002009124120047931

采矿权人：	九江金矿有限公司	开采矿种：	金矿
地　　址：	江西省九江市瑞昌市	开采方式：	露天开采
矿山名称：	瑞昌市[illegible]虎金矿	生产规模：	1.00万吨/年
经济类型：	有限责任公司	矿区面积：	3.7314平方公里
有效期限：	叁年 自 2009年12月8日 至 2012年12月8日	矿区范围：	（见副本）

发证机关（采矿登记专用章）

二〇〇九年十二月八日

中华人民共和国国土资源部印制

The People's Republic of China

Mining Permit

(Original)

License No. C3600002009124120047931

Permit Holder:	Kiukiang Gold Mining Company	**Ore Species:**	Gold Ore Deposit
Address:	Jiujiang City, Jiangxi Province	**Way of Exploitation:**	Open pit Mining
Name of Mine:	Tiger Gold Mining Property, Ruichang City	**Scale of Production:**	10,000 Tons/ Year
Type of Enterprise:	Limited Liability Company	**Mining Area:**	3.7314 Km^2
Term of Validity:	3 years, fr 2009-12-8 to 2012-12-8	**Scope of Mining areas:**	(see the copy)

License-issuing Authority (seal)

December 8, 2009

printed by Ministry of Land and Resources of the People's Republic of China

中華人民共和國 - 探礦許可證 (副本)

中华人民共和国

采矿许可证

(副本)

证号: C3600002009124120047931

采矿权人: 九江金矿有限公司

地址: 江西省九江市瑞昌市

矿山名称: [illegible]

经济类型: 有限责任公司

开采矿种: 金矿

开采方式: 露天开采

生产规模: 1.00万吨/年

矿区面积: [illegible]平方公里

有效期限: [illegible] 自 2009年12月8日 至 [illegible]年12月8日

二OO[illegible] 日

中华人民共和国国土资源部印制

矿区范围拐点坐标: [illegible]

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]
9. [illegible]
10. [illegible]
11. [illegible]
12. [illegible]

开采深度: 由0米至-300米标高 共有12个拐点圈定

People's Republic of China

Mining Permit

(copy)

License No. C3600002009124120047931

Permit Holder:	Kiukiang Gold Mining Company
Address:	Jiujiang City, Jiangxi Province
Name of Mine:	Tiger Gold Mining Property, Jiujiang City
Type of Enterprise:	Limited Liability Company
Ore Species:	Gold Ore Deposit
Way of Exploitation:	Open pit Mining
Scale of Production:	10,000 Tons/ Year
Mining Area:	0.3252 Km^2
Period of Validity:	3years, fr 2009-12-08 to 2012-12-08

License-issuing Authority (seal)

December 8, 2009

(1954 Beijing Coordinate System)

Scope of Mining Area's Break Points Coordinates

1. 3283285.00, 39358715.00
2. 3283270.00, 39358535.00
3. 3283325.00, 39358310.00
4. 3283150.00, 39357830.00
5. 3283004.00, 39357840.00
6. 3283060.00, 39358095.00
7. 3283150.00, 39358305.00
8. 3283060.00, 39358590.00
9. 3283000.00, 39359000.00
10. 3282490.00, 39359105.00
11. 3283120.00, 39359135.00
12. 3283120.00, 39359135.00

Depth of mining: from 0 meter to -300 meter

Delimitated by 12 break points

printed by Ministry of Land and Resources of the People's Republic of China